UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 20, 2009
(Date of earliest event reported)	January 15, 2009

ONEOK, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 15, 2009, our Board of Directors approved an amendment to our By-laws effective as of that date.  The changes to our By-laws, which are reflected in our amended and restated By-laws of the same date, provide for the appointment of our certain officers and the establishment of those officers’ compensation by our chief executive officer.

Prior to these amendments, all of our officers had to be appointed by the Board of Directors, and their compensation was set by the Board of Directors.  As a result of these amendments, the Board of Directors retains the exclusive power to appoint our chief executive officer, one or more presidents, our chief financial officer, our chief accounting officer, our secretary, our treasurer and one or more of our executive vice presidents and senior vice presidents (collectively, “Senior Officers”) and any other officers it determines appropriate, but our chief executive officer now has the concurrent authority to appoint officers other than Senior Officers.  Further, as a result of these amendments, our chief executive officer now also has the authority to set the compensation for the officers appointed by our chief executive officer.

The foregoing summary of the By-law amendments is qualified in its entirety by reference to the text of our amended and restated By-laws.  A copy of the amended and restated By-laws is filed as an exhibit to this report and its terms are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Amended and Restated By-laws of ONEOK, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.
Date:	January 20, 2009	By:	/s/ Curtis L. Dinan
Senior Vice President - Chief Financial Officer and Treasurer